                                                                   Exhibit 10.34
                                                                   -------------

PaineWebber Real Estate Securities, Inc.        The Chase Manhattan Bank
1285 Avenue of the Americas, 19th Floor         380 Madison Avenue
New York, NY 10019                              New York, New York 10017



                                                                    May 23, 1997


PATRIOT AMERICAN HOSPITALITY, INC.
3030 LBJ Freeway
Suite 1500
Dallas, Texas 75234


re: Credit Facilities
---------------------


Ladies and Gentlemen:

        Reference is made to the existing revolving credit facility (the "Original Facility") previously made available to Patriot American Hospitality, Inc. ("Patriot") by PaineWebber Real Estate Securities, Inc. ("PaineWebber"). Each of PaineWebber and The Chase Manhattan Bank ("Chase", and together with PaineWebber, the "Co-Arrangers") is pleased to commit, on a several but not joint basis, to provide (individually or through its affiliates), (i) refinancing of, or an amendment and restatement to, the Original Facility in the form of an unsecured revolving credit facility in a maximum original principal amount of up to $700,000,000 (the "Revolving Credit Facility") and (ii) a secured term loan in the original principal amount of $500,000,000 (the "Term Loan", and together with the Revolving Credit Facility, the "Credit Facility"), in each case subject to and in accordance with the terms and conditions of this letter (this "Commitment") and the term sheets annexed hereto as Exhibits A and B for the Revolving Credit Facility and the Term Loan, respectively (the "Term Sheets"), and hereby made a part hereof. PaineWebber and Chase will act as sole Co-Arrangers for the Credit Facility, shall each perform the other roles described in the Term Sheets, and no additional agents or co-agents will be appointed except as the Co-Arrangers may determine in their sole discretion.

         The commitment of the Co-Arrangers herein set forth with respect to the Credit Facility shall be subject to there having been no material adverse change after the date of this Commitment to the syndication, securitization or placement market for financings similar to the Revolving Credit Facility and the Term Loan and there not having occurred and being continuing prior to the date of the closing of the Revolving Credit Facility and the Term Loan, respectively, a disruption of or adverse change in any of such markets that would have material adverse effect on the syndication, securitization or placement of the Term Loan.

         Each of the Co-Arrangers reserves the right, prior to or after the execution of definitive documentation for the Revolving Credit Facility and/or the Term Loan, to syndicate all or part of its commitment therefor to one or more financial institutions (together with the Co-Arrangers, the "Lenders"), it being understood that the commitment of the Co-Arrangers set forth in the first paragraph above is not conditioned upon a successful syndication of any part of the Credit Facility. Each of the Co-Arrangers shall have a reasonable right of approval with respect to the accuracy of factual statements and/or the materiality of factual omissions contained in any offering materials prepared in connection with the syndication of the Credit Facility. Each of the Co-Arrangers reserves the right to commence syndication efforts for the Credit Facility at any time, including but not limited to promptly after full execution and delivery of this Commitment and, as an inducement for each of the Co-Arrangers to execute and deliver this Commitment, Patriot agrees to actively assist the Co-Arrangers in achieving a syndication of each of the Revolving Credit Facility and the Term Loan that is satisfactory to them, provided that such actions shall not (x) materially diminish the rights of any borrower thereunder, (y) materially increase any such borrower's costs or obligations or (z) change or affect in a manner adverse to borrower (i) the interest rates applicable to the Credit Facility, (ii) the stated maturities of the Credit Facility, (iii) the amortization applicable to the Credit Facility, (iv) fees owed in connection with the Credit Facility, (v) the collateral security requirements in the Term Sheets, (vi) prepayment requirements for the Credit Facility, (vii) the priority of application of funds on deposit in any cash collateral accounts required in the Term Sheets and (viii) financial covenants set forth in the Term Sheets. Such syndications will be accomplished by a variety of means, including direct contact during syndication between Patriot's senior management and advisors and the proposed syndicate members. Each of Patriot and its subsidiaries and affiliates shall fully cooperate in the syndication efforts, including, without limitation, by promptly providing the Co-Arrangers with all information deemed necessary by them to successfully complete syndication. To assist the Co-Arrangers in their syndication efforts, Patriot hereby agrees, both before and after the closing of each of the Revolving Credit Facility and the Term Loan,
(i) to provide and cause its advisors to provide the Co-Arrangers and the other syndicate members upon request with projections and other data (in suitable electronic format, if requested by the Co-Arrangers) regarding Patriot, its subsidiaries and affiliates and their respective assets and all other information deemed necessary by the Co-Arrangers to complete syndication, including but not limited to, information and evaluations prepared by Patriot and its advisors or on Patriot's or their

                                                                            -3

behalf relating to the transactions contemplated hereby, (ii) to assist the Co-Arrangers upon request in the preparation of an Information Memorandum to be used in connection with the syndication of each of the Revolving Credit Facility and the Term Loan (and Patriot shall have a reasonable right of approval with respect to the accuracy of factual statements and/or the materiality of factual omissions contained therein) and (iii) upon reasonable prior notice and at reasonable times, to make available each of Patriot's senior officers (including Paul Nussbaum and William W. Evans III) from time to time to attend and make presentations regarding Patriot's business and prospects at a meeting or meetings in New York, New York and Dallas, Texas, of Lenders or prospective Lenders. In connection with any delegation by any Co-Arranger to its affiliates of any of such Co-Arranger's obligations in respect of the Credit Facility or any part thereof, such Co-Arranger will not cause Patriot to incur costs for reserves, withholding taxes and similar matters in excess of those which would be incurred if the Credit Facility was funded solely by such Co-Arranger.

        Each of the Co-Arrangers has reviewed certain historical and pro forma financial statements of Patriot, its subsidiaries and affiliates. Each of the Co-Arrangers and its counsel has not had the opportunity to complete its inspection, testing and review of the assets and liabilities (including contingent liabilities) of Patriot, its subsidiaries and affiliates, the business and operations and the proposed organization and capital structure of Patriot, its subsidiaries and affiliates after the effective date of the Credit Facility. Further, neither of the Co-Arrangers nor its attorneys has had the opportunity to complete the due diligence efforts necessary to substantiate the financial, legal and factual premises upon which the Commitment is based. Each of the Co-Arranger's willingness to provide the financings described in the Commitment is subject to each Co-Arranger's satisfactory completion of such review and due diligence and each Co-Arranger's continuing satisfaction therewith and with the organization and capital structure of Patriot, its subsidiaries and affiliates before and after the effective date of the Credit Facility. If either Co-Arranger's continuing review of materials about Patriot, its subsidiaries and affiliates discloses information, or either Co-Arranger otherwise discovers information not previously disclosed to it that such Co-Arranger believes has, or could have, a material adverse effect on the business, operations, property or condition (financial or otherwise) of Patriot, its subsidiaries and affiliates taken as a whole, such Co-Arranger, in its discretion, may suggest alternative financing amounts or structures, or decline to participate in the proposed financing (which Patriot shall have no obligation to accept). In the event any Co-Arranger declines to provide or participate in either the Revolving Credit Facility or the Term Loan, the other Co-Arranger may elect in its sole discretion (but shall have no obligation) to provide any or all of the declined amount.

        Without limiting the generality of the other provisions of this Commitment and the Term Sheets, each Co-Arranger reserves the right to engage in one or more transactions in respect of the Term Loan subsequent to or simultaneous with the funding of the Term Loan with a view to transferring interests in all or a portion of the Term Loan to other parties. Such transactions may include a securitization, a placement of all or a portion

                                                                            -4

of the Term Loan, a tranched structuring of the Term Loan and/or a splitting of the Term Loan into one or more loans or other financial instruments, as long as such transactions shall not (x) materially diminish the rights of any borrower thereunder, (y) materially increase any such borrower's cost or obligations, or
(z) change or affect in a manner adverse to borrower (i) the interest rates applicable to the Credit facility, (ii) the stated maturities of the Credit Facility, (iii) the amortization applicable to the Credit Facility, (iv) fees owed in connection with the Credit Facility, (v) the collateral security requirements in the Term Sheets, (vi) prepayment requirements for the Credit Facility, (vii) the priority of application of funds on deposit in any cash collateral accounts required in the Term Sheets and (viii) financial covenants set forth in the Term Sheets. Patriot agrees that it, its subsidiaries and its affiliates (including the Borrower under the Term Loan) will (i) take such actions as the Co-Arrangers may reasonably request in connection with the transactions contemplated with respect to the Term Loan (such actions to include, without limitation, such steps as may be reasonably required to effect a securitization with such borrower, subsidiary and/or an affiliate thereof as the issuer of the securities) and (ii) otherwise cooperate in good faith with the Co-Arrangers and its affiliates in connection with the implementation of any such transactions, as long as such transactions shall not (x) materially diminish the rights of any borrower thereunder, (y) materially increase any such borrower's cost or obligation, or (z) change or affect in a manner adverse to borrower (i) the interest rates applicable to the Credit Facility, (ii) the stated maturities of the Credit Facility, (iii) the amortization applicable to the Credit Facility, (iv) fees owed in connection with the Credit Facility, (v) the collateral security requirements in the Term Sheets, (iv) prepayment requirements for the Credit Facility, (vii) the priority of application of funds on deposit in any cash collateral accounts required in the Term Sheets and
(viii) financial covenants set forth in the Term Sheets.

        Patriot agrees to coordinate any other financings (which for purposes of this paragraph shall not include equity offerings or purchase money mortgage financings) by it or any of its subsidiaries or affiliates with the syndication of the Revolving Credit Facility and to refrain from any such financing during any such syndication efforts unless such other financings are permitted pursuant to Exhibit A hereto or as otherwise agreed to by the Co-Arrangers. The restrictions set forth in this paragraph shall not apply to any financings after September 30, 1997.

        Patriot represents and warrants that the information which has been or is hereafter made available to either Co-Arranger by it or any of its subsidiaries or affiliates or any representatives of it or any of its subsidiaries or affiliates in connection with the transactions contemplated by this Commitment Letter and Term Sheets, including the Offering Memorandum, is and will be complete in all material respects. Patriot agrees upon reasonable request of either Co-Arranger to supplement the information referred to in the immediately preceding sentence from time to time until completion of the primary syndication, securitization, placement, transfer or other transactions contemplated hereby so that the representations and warranties in such sentence remain correct. In arranging, syndicating, securitizing, placing, transferring or engaging in such other transactions contemplated hereby with respect to the Credit Facility or any part thereof, each Co-Arranger and the other Lenders may use and rely on such information without independent verification thereof.

        To induce the Co-Arrangers to issue this Commitment, Patriot hereby agrees to pay all costs and expenses of the Co-Arrangers (including the reasonable fees and expenses of White & Case (as counsel to the Co-Arrangers), Weil, Gotshal & Manges (as counsel to Chase, in connection with review and negotiation of and advice with respect to the credit agreement, and due diligence for the Credit Facility) and local counsel to the extent reasonably necessary, and each Co-Arranger's out-of-pocket expenses, including, without limitation, the fees and expenses of accountants, appraisers, environmental experts, engineers, rating agencies and other experts and consultant(s) arising in connection with the preparation, execution and delivery of this Commitment and the definitive documents for the Revolving Credit Facility and the Term Loan and each Co-Arranger's due diligence, primary syndication, securitization and placement efforts in connection therewith. The Co-Arrangers agree, and confirm that White & Case agrees, to provide Patriot with its good faith estimate of its costs and expenses referred to in the immediately preceding sentence within one week following the execution and delivery by the parties of this Commitment. In addition, Patriot hereby agrees to indemnify and hold harmless each of the Lenders with respect to the Revolving Credit Facility or the Term Loan (including in any event each Co-Arranger) and each director, officer, employee, agent, advisor and affiliate thereof (each of the foregoing entities an "indemnified person") in connection with any losses, claims, damages, liabilities or other expenses to which such indemnified persons may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of claims of third parties which arise out of or in any way relate to or result from this Commitment or the extensions of the Credit Facility contemplated by this Commitment (including the syndication, securitization and/or placement thereof), or in any way arise from any actions taken or omitted to be taken (including without limitation any untrue statements made or any statements omitted to be made in a preliminary or final prospectus circulated with respect to any securitization and/or placement of the Term Loan) by Patriot or any of its affiliates, or in any way arise from any use or intended use of this Commitment or the proceeds of the Credit Facility contemplated by this Commitment, and Patriot agrees to reimburse each indemnified person for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), provided that Patriot shall have no obligation hereunder to indemnify any indemnified person for any loss of profits or any loss, claim, damage, liability or expense to the extent that the same resulted from the gross negligence or willful misconduct or breach of agreement of such indemnified person. Notwithstanding anything in this paragraph to the contrary, promptly after receipt by an indemnified person of notice of any loss, claim, damage or liability or the commencement or threat of any action or proceeding, such indemnified person shall, if a claim in respect thereof is to be made by such indemnifed person against Patriot pursuant to this paragraph, notify Patriot in writing of the loss, claim, damage or liability or the commencement or threat of the action or proceeding; provided, however, that the failure to notify Patriot shall not relieve Patriot from any liability which it may have under this paragraph except to the extent that it has been materially prejudiced by such failure and, provided further, that the failure to notify Patriot shall not relieve it from any liability which it may have to an indemnifed person otherwise than under the indemnification provisions of this paragraph. If any such claim, action or proceeding shall be brought or threatened against an indemnified person, and such indemnified person shall notify Patriot thereof, Patriot shall be entitled to participate therein and, to the extent that Patriot wishes, to assume the defense thereof with counsel reasonably satisfactory to such indemnified person. In the event Patriot assumes the defense of an indemnified person, it may not thereafter dispute its liability hereunder for any liability the defense of which Patriot has assumed which may be imposed upon an indemnified person in connection with such claim, action or proceeding; provided, however, Patriot shall give prompt notice of any election to assume or not assume the defense of any claim, action or proceeding. After notice from Patriot to such indemnified person of its election to assume the defense of such claim, action or proceeding, Patriot shall not be liable to such indemnified person under this paragraph for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof except as provided in the following sentence. The indemnified person shall have the right to employ separate counsel with respect to any such claim, action or proceeding and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified person unless: (i) the employment thereof has been specifically authorized by Patriot in writing; or (ii) with respect to such claim, action or proceeding there is, in the opinion of independent counsel, a conflict concerning any material issue between the position of Patriot and such indemnified person, in which case if such indemnifed person notifies Patriot in writing that such indemnified person elects to employ separate counsel at the expense of Patriot, Patriot shall not have the right to assume the defense of such claim, action or proceeding on behalf of such indemnified person; provided, however, that unless an actual or potential conflict exists between two or more indemnified persons, Patriot shall not be required to pay the fees and disbursements of more than one separate counsel for all indemnified persons. Nothing set forth herein is intended to or shall impair the right of any indemnifed person to retain separate counsel at its own expense. Without the prior written consent of each Co-Arranger, neither Patriot nor any of its affiliates will settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is an actual or potential party to such claim, action or proceeding) unless (a) Patriot shall have given each Co-Arranger reasonable prior written notice thereof and used all reasonable efforts, after consultation with each Co-Arranger, to obtain an unconditional release of each Co-Arranger and each other indemnified person from all liability arising out of such claim, action, suit or proceedings, or (b) Patriot reaffirms in writing its indemnity obligations hereunder. As long as Patriot

                                                                          -7

has complied with its obligations to defend and indemnify hereunder, it shall not be liable hereunder for any settlement made by each Co-Arranger or any other indemnified person without Patriot's consent.

        This Commitment is furnished for the benefit of Patriot and the borrowers and guarantors under the Credit Facility only, and may not be relied upon by any other person or entity. Neither Co-Arranger nor any other Lender shall be responsible or liable to Patriot or any other person for any consequential damages which may be alleged as a result of this Commitment. The provisions of this paragraph, the immediately preceding paragraph and each of the following paragraphs shall survive any termination of this Commitment, but upon the execution and effectiveness of the documents for the Credit Facility all of Patriot's obligations in respect of indemnities and expenses set forth herein shall be superseded by the provisions set forth therein.

        Patriot also hereby agrees to pay the Co-Arrangers the fees set forth in the Structuring Fee Letter and Facility Fee Letter (the "Fee Letters") dated the date hereof, with such fees to be earned and payable in accordance with the terms of the Fee Letters.

        Each of the Co-Arrangers reserves the right to employ the services of its affiliates in providing the services contemplated by this Commitment and to allocate, in whole or in part, to such affiliates and/or to other Lenders certain fees payable to such Co-Arranger in such manner as such Co-Arranger and its affiliates and/or such other Lenders may agree in their sole discretion.
All references to each Co-Arranger herein shall be deemed to include its affiliates. Patriot acknowledges that, subject to the confidentiality restrictions set forth herein, each Co-Arranger may share with any of its affiliates that have agreed to be bound by such confidentiality restrictions, and such affiliates may share with such Co-Arranger, any information relating to Patriot and its affiliates, including any information as to the creditworthiness of any such entities.

        Patriot is not authorized to show or circulate, or disclose any information with respect to, this Commitment and/or the Fee Letters (the "Commitment Information") to any other person or entity (other than its legal and financial advisors in connection with its evaluation hereof) unless such disclosure is compelled in a judicial or administrative proceeding, is otherwise required by law or is approved by the Co-Arrangers in accordance with the terms of the next paragraph. Patriot recognizes the concerns of the Co-Arrangers in preventing disclosure of the Commitment Information to competitors and other commercial parties and in the event that you need to disclose the Commitment Information in non-public circumstances such as discussions with analysts or investors. Patriot will use its best efforts to limit the disclosure to that reasonably necessary and, to the extent possible, make the disclosure in a manner that address the Co-Arrangers' concerns. Patriot acknowledges and agrees that any breach of this provision would cause harm to each Co-Arranger. Accordingly, Patriot also agrees that in the event of any breach or threatened breach of this provision, each Co-Arranger, in addition to any other remedies at law

(including, without limitation, money damages) or in equity it may have, shall be entitled without the requirement of posting a bond or other security and without proof of actual injury, to equitable relief, including injuctive relief and specific performance. If this Commitment is not accepted by Patriot as provided herein, Patriot shall immediately return this Commitment (and any copies hereof) to the undersigned.

      The Co-Arrangers shall have the right to review and approve in advance (which approval will not be unreasonably withheld or delayed) any summary or other description of or reference to the Commitment Information or any reference to itself or its affiliates in all public announcements, filings, solicitations, information memoranda and similar documentation made or distributed by Patriot and/or its affiliates and advisors relating or referring to the Commitment Information. Additionally, the Co-Arrangers shall have the right at the Co-Arrangers' expense to issue press releases and/or tombstone announcements concerning the Credit Facility, subject to prior review and approval by Patriot (which approval shall not be unreasonably withheld or delayed) of any summary or other description of or reference to the Credit Facility or any reference to Patriot or any of its affiliates therein.

     Patriot represents and warrants that neither Patriot nor any person acting on behalf of Patriot has employed or used a broker in connection with the transactions contemplated herein, and Patriot agrees to indemnify and hold harmless each Co-Arranger and each other indemnified person from and against all loss, cost, damage or expense arising by reason of any claim made by any such broker. Each Co-Arranger represents and warrants that neither it nor any person acting on its behalf has employed or used a broker in connection with the transactions contemplated herein, and each Co-Arranger agrees to indemnify and hold harmless Patriot and its affiliates from and against all loss, cost, damage or expense arising by reason of any claim made by any such broker.

     Patriot is hereby advised (and hereby agrees) that other entities with conflicting interests may also be (or become at any time in the future) customers of any of the Co-Arranger or the other Lenders or any of their respective affiliates and that any of such parties may be providing financing or other services to such other customers (subject to the customary procedures of the applicable Co-Arranger or other Lender relating to conflicts of interest and the sharing or use of information), and Patriot hereby waives any conflict of interest (but not any claims relating to breaches of confidentiality obligations described herein, which confidentiality obligations supersede all prior agreements relating to confidentiality between Patriot and any of the Co-Arrangers and the other Lenders or their respective affiliates relating to the subject matter hereof) that may now exist or hereafter arise by reason of the provision of any such financing or other services. Patriot also acknowledges that neither of the Co-Arrangers has any obligation to use in connection with the transactions contemplated by this Commitment or to furnish to Patriot confidential information obtained from other sources.

        Each Co-Arranger agrees to treat all non-public information received on a confidential basis from Patriot, its affiliates or advisors relating to Patriot, its affiliates, the Credit Facility and the other transactions contemplated by this Commitment as confidential in accordance with its customary procedures regarding confidentiality, and to endeavor to obtain written confidentiality letters from proposed participants in the syndication of the Credit Facility who receive an Information Memorandum from the Co-Arrangers. Each Co-Arranger agrees to advise their affiliates, potential Lenders and other parties to whom such Co-Arranger or its affiliates provide information which has not been publicly disclosed by Patriot, that the use of such information to trade in securities may violate laws.

        The commitment with respect to each of the Revolving Credit Facility and Term Loan is subject to the negotiation, execution and delivery of definitive documentation, and the occurrence of the initial funding with respect to the Revolving Credit Facility (the date of initial funding on the Revolving Credit Facility, the "Closing Date") on or prior to July 11, 1997 and with respect to the Term Loan on or prior to December 7, 1997, respectively. The parties hereto hereby agree to use their best efforts to close the Revolving Credit Facility earlier than July 11, 1997.

        This Commitment may be executed in any number or counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which shall together constitute one and the same instrument. This Commitment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, and any right to trial by jury with respect to any claim, action, suit or proceeding arising out of or contemplated by this Commitment is hereby waived. Patriot hereby submits to the non-exclusive jurisdiction of the Federal and New York State courts located in the City of New York in connection with any dispute related to this Commitment or any matter contemplated hereby.

         If you are in agreement with the foregoing, please sign and return to the undersigned one fully executed counterpart of each of this Commitment and the Fee Letters no later than 11:59 p.m., New York time on May 23, 1997. This Commitment shall terminate at such time unless you accept this Commitment and the Fee Letters as provided above.


                                        Very truly yours,

                                        PAINE WEBBER REAL ESTATE
                                          SECURITIES, INC.


                                        By /s/ Christopher S. Johnson
                                          ------------------------------
                                          Name:
                                          Title:


                                        THE CHASE MANHATTAN BANK

                                        By /s/ James G. Rolison
                                          ------------------------------
                                          Name:
                                          Title:

Agreed to and Accepted this
23rd day of May, 1997


PATRIOT AMERICAN HOSPITALITY, INC.


By /s/ William W. Evans III
  -----------------------------------
  Name:
  Title:

                                                                       EXHIBIT A

                                  TERM SHEET
                                      FOR
                           REVOLVING CREDIT FACILITY

                (All capitalized terms used in this Term Sheet
                 without definition shall have the respective
                  meanings ascribed to them in the Commitment
                    to which this Term Sheet is attached.)


Co-Arrangers:       PaineWebber and Chase.

Borrower
and
Guarantors:         Patriot (after giving effect to the Cal Jockey/Bay Meadows transaction) shall be the Borrower and such of the affiliates of the Borrower as may be designated by the Co-Arrangers shall be Guarantors, including, without limitation, Patriot American Hospitality Partnership, L.P.,
                    Bay Meadows Operating Company (or its successor); provided, however, that the foregoing structure shall be subject to the Co-Arrangers' satisfaction therewith in connection with due diligence; provided, further, that Guarantors shall not include subsidiaries or other affiliates of Patriot which, if so included, would be reasonably likely to have a material adverse tax consequence to Patriot and/or its affiliates.

Administrative
Agent:              Chase.

Documentation
Agent:              PaineWebber.

Lenders: PaineWebber, Chase and such other financial institutions as shall be arranged by the Co-Arrangers (together with the Co-Arrangers, the "Lenders").

Facility:           Up to $700,000,000 (the "Revolving Credit Facility").

Use of
Proceeds:        To refinance the Original Facility and to fund (i) acquisitions of properties, assets and businesses, investments, capital expenditures and expenditures for furniture, fixtures and equipment in Hospitality/Leisure-Related Businesses (to be defined in a mutually acceptable manner, including without limitation, with respect to the primary areas of business in which Patriot and its affiliates will engage), and (ii) general working capital needs. No more than $70 million of the Revolving Credit Facility (including through the issuance of letters of credit) may be outstanding at any one time for working capital purposes.

Maturity
Date:            Three years after the Closing Date.

Amortization:    None.

Voluntary
Prepayment:      The loans outstanding under the Revolving Credit Facility may be prepaid at any time, subject to the Borrower's payment of applicable breakage costs for LIBOR loans.

Interest
Rate and
Unused
Facility Fees:   The monthly per annum interest rates and quarterly Unused
                 Facility fees (all payable in arrears) applicable to the Revolving Credit Facility will be determined based on quarterly tests and set for the quarter following each such quarterly test as described below:

                 a) If the LTVR (hereinafter defined) is less than 35%:

                 Base Rate =       Base Rate plus 0.0%
                 LIBOR Rate =      LIBOR Rate plus 1.5%
                 Unused Facility
                   Fee =           0.20% on the unused portion of the
                                   Revolving Credit Facility

                 b) if the LTVR is equal to or greater than 35% but less than 45%:

                 Base Rate =       Base Rate plus 0.20%
                 LIBOR Rate =      LIBOR Rate plus 1.70%
                 Unused Facility
                   Fee =           0.25% on the unused portion of the Restated
                                   Revolving Credit

                 c) If the LTVR if equal to or greater than 45% but less than 50%:


                 Base Rate =       Base Rate plus 0.35%
                 LIBOR Rate =      LIBOR Rate plus 1.85%
                 Unused Facility
                   Fee =           0.30% on the unused portion of the
                                   Restated Revolving Credit

                 d) If the LTVR is equal to or greater than 50% but less than 55%:

                 Base Rate =       Base Rate plus 0.50%
                 LIBOR Rate =      LIBOR Rate plus 2.00%
                 Unused Facility
                   Fee =           0.35% on the unused portion of the Restated
                                   Revolving Credit

                 "LTVR" when used herein shall mean the leverage ratio at the end of any trailing four quarter period of (x) Total Outstanding Indebtedness (as defined below) to (y) Total Value (as defined below).

                 Should the Borrower's long-term unsecured indebtedness receive and maintain from Standard and Poors ("S&P") or Moody's Ratings Services ("Moody's") any of the following long-term unsecured indebtedness ratings described below, the spreads that correspond to such rating shall apply in lieu of the spreads described above regardless of leverage ratio (with corresponding adjustments to the spreads for Base Rate loans) subject to adjustment from time to time to reflect any change in the ratings. If the ratings are not equivalent, the higher rating will apply. If the ratings are two or more levels apart, the interest rate spread and Unused Facility Fee will be based on the rating which is one level below the higher rating.

                                                                Unused
                                                                ------
                     S&P/Moody's          Spread Over          Facility
                     -----------          -----------          --------
                 Unsecured Debt Rating       LIBOR                Fee
                 ---------------------       -----                ---

                       BBB-/Baa3           137.5 bps               20

                        BBB/Baa2            125 bps                15

                       BBB+/Baa1           112.5 bps               15

                    A-/A3 or better         100 bps               12.5


L/C Issuer:      Chase.

L/C Facing Fee:  0.125% per annum, payable quarterly in arrears, for the account of the Administrative Agent on the average daily undrawn amount of issued letters of credit.

L/C Fee: A letter of credit fee in an amount equal to the then-current LIBOR Spread will be payable quarterly in arrears on the average daily undrawn amount of issued letters of credit.

Drawings Under
Letters of
Credit: Any drawing under issued letters of credit shall be deemed to constitute an advance under the Revolving Credit Facility and shall be subject to all terms hereof.

Availability:    Availability under the Revolving Credit Facility shall not exceed 55% of Unencumbered Value prior to the first anniversary of the Closing Date and 50% thereafter.

                 Unencumbered Value is defined as:

                 (i) For Eligible Properties owned by Patriot or any Guarantor for at least four quarters as of any test date, aggregate trailing four quarter Adjusted NOI (as defined below) capitalized at 10%; plus

          (ii) For Eligible Properties owned by Patriot or any Guarantor for less than four quarters, or hotels meeting the refurbishment test described below (and subject to such test), in each case as of any test date, 95% of undepreciated cost basis; plus

          (iii)    Eligible Service Fee Revenue multiplied by 3.5.

          Eligible Properties are defined as those hotel properties that each meet the following criteria:

          (i) Wholly-owned by the Borrower or any Guarantor or owned in joint ventures in which the Borrower or any Guarantor has at least a 50% equity interest, is the managing general partner or equivalent for the equity and has the ability in its sole discretion to encumber the asset;

          (ii) No associated mortgage liens, springing liens or prohibited negative pledges;

          (iii) Free of all material structural and title defects, as represented by the Borrower;

          (iv) Materially free of environmentally hazardous materials, as represented by the Borrower;

          (v) Fully operating with less than 20% of keys out of service as of the test date due to a casualty; and

          (vi) Operating free of material construction of structural renovation (other than subject to refurbishing otherwise covered below).

           Adjusted NOI is defined as aggregate net operating income (including arising from retail operations and golf resort related income) received by the Borrower or any Guarantor (subject to third party leases where applicable), and net of the greater of (x) a 3% management fee, a 7% franchise and marketing fee, and (y) actual management, franchise and marketing fees, and net of all other recurring fixed and variable property-specific expenses to the extent not already deducted from NOI in all cases as verified by audited financial statements, less a deduction for FF&E equal to 4% of gross hotel operating revenues.

                 Eligible Service Fee Revenue is defined as fee revenues received by the Borrower or any Guarantor from management and franchise agreements, and time share agreements, (including from properties owned, managed and franchised by Patriot), which are not subject to any liens, collateral assignments, negative pledges or restrictions prohibiting the same. Eligible Service Fee Revenue for Patriot-owned assets managed or franchised by Wyndham shall be at the lesser of (x) actual contract rates or (y) market rates, and under contracts to be mutually agreed upon by Patriot and the Co-Arrangers.

                 In determining Availability (see above) and Total Value (see Financial Covenants below), at the Borrower's election, new/recent hotel property acquisitions which will experience a disruption in hotel operations due to refurbishment may be valued at 95% of the Borrower's or its affiliate's total undepreciated cost (including cost of renovations made) for a maximum of six fiscal quarters; provided, however, that hotels valued at 95% of cost pursuant to this paragraph will be limited in the aggregate to an amount equal to 15% of Unencumbered Value at any one time, and provided further than such hotels must be continuously operating with at least 55% of rooms in service at all times. At closing of the Revolving Credit Facility existing hotels to be valued in this manner will be listed on a schedule to the Credit Agreement therefor. For acquisitions occurring after the closing of the Revolving Credit Facility, the Borrower must elect the cost basis valuation methodology within the first four quarters following the acquisition date, subject to the limitations described herein.

LIBOR
Options: One, two, three or six months, not to extend beyond the Maturity Date of the Revolving Credit Facility.

Voluntary
Commitment

Reduction:       Permanent reductions in the unutilized portion of the Revolving
                 Credit Facility may be made at any time at the Borrower's election without premium or penalty.

Conditions to
Closing and to
Advances:        Usual and customary for an amendment of this type and as
                 appropriate for this particular transaction (as reasonably determined by PaineWebber), including, without limitation, the following: (i) as to the Closing Date, satisfaction with all documentation for the Revolving Credit Facility, receipt of all necessary third party approvals and consents, opinions, payment of fees, and those conditions otherwise described herein and in the Commitment and (ii) as to each advance, no matured or unmatured default and no material adverse change, and all representations and warranties of the Borrower and the Guarantors being true and correct in all material respects as of the date of such advance.

Cal Jockey:      The business combination of Patriot and its affiliates with the
                 California Jockey Club, Bay Meadows Operating Company and their respective affiliates resulting in a paired REIT structure shall not be a condition precedent to the Closing Date. If the Cal Jockey combination described above has not occurred on or prior to the Closing Date, either Co-Arranger may require the Borrower and the Guarantors to provide customary mortgages and security interests similar in scope to the definition of collateral described in the Term Sheet on Exhibit B on all of their real property.

Wyndham
Acquisition:     The acquisition of Wyndham Hotel shall be permitted
                 substantially on the basis described to the Co-Arrangers prior to the Closing Date.

Release of
Collateral:      The liens, security interests, mortgages and the like on
                 collateral currently securing the Original Facility will be released on the Closing Date.

No Exclusivity:  The documents for the Revolving Credit Facility shall not contain exclusivity and rights of first refusal provisions.

Recourse:        Full recourse to the Borrowers and the Guarantors.

Security:        None.

No Other Negative
Pledges: Neither the Borrower nor any Guarantor shall agree to any restriction which would prohibit the granting of liens or security interests on unencumbered properties.

No Joint
Venture: Nothing contained herein will constitute the Lenders or any of their respective affiliates or any of the Borrowers or any of the Guarantors or their respective affiliates as members of any partnership, joint venture, association or other entity or be construed to impose any liability as such on the Lenders or their respective affiliates.

Documentation:   All documentation required by this Term Sheet or otherwise deemed necessary or desirable by the Co-Arrangers in connection with the Revolving Credit Facility, including, without limitation, opinions of legal counsel in all relevant jurisdictions and financial reporting documentation, shall be duly executed, delivered and/or procured, as applicable, and shall, in each instance, be satisfactory in form and substance to the Co-Arrangers and the Borrower.

Covenants:       It is understood that the Borrower and the Guarantors own, or may acquire, interests in certain joint venture properties.
                 Accordingly, unless specified otherwise, the various definitions referring to EBITDA, NOI, and Indebtedness used in the following covenants (and in "Availability" above) are intended to include such entities pro rata interest in such joint ventures.

                 Financial covenants and other covenants to be calculated based on the combined audited financial statements of the entities comprising the Borrowers and Guarantors, adjusted as described above (unless specifically referenced otherwise herein) to reflect such entities pro rata interest in joint ventures. Compliance with covenants shall be re-certified by an officer of the Borrower at each borrowing as of the end of the prior month and calculated no less frequently than quarterly.

                 1.    Limitation on Total Outstanding Indebtedness (Leverage
                       ------------------------------------------------------
                       Ratio)
                       -----
                       Total Outstanding Indebtedness shall not exceed 55% of Total Value prior to the first anniversary or the Closing Date and 50% thereafter.

                       Total Outstanding Indebtedness is defined as total consolidated secured and unsecured debt of the Borrower and its consolidated subsidiaries outstanding as of the test date.

                       Total Value, subject to limitations set forth under Investment Restrictions, is defined as the sum of:

                         (i) For hotel properties owned by Patriot or any Guarantor for at least four quarters as of any test date, aggregate trailing four quarter Adjusted NOI capitalized at 10%; plus

                        (ii) For hotels owned by Patriot or any Guarantor for less than four quarters, or hotels meeting the refurbishment test described above (and subject to such test), in each case as of any test date, 95% of undepreciated cost basis; plus

                       (iii)  Total Service Fee Revenue multiplied by 3.5; plus

                        (iv)  Available cash or cash equivalents; plus
                         (v)  Mortgage Notes at 95% of acquisition cost.

                       Total Service Fee Revenue is defined as fee revenues received by the Borrower or any Guarantor from management and franchise agreements. Total Service Fee Revenue for Patriot-owned assets managed or franchised by Wyndham shall be at the lower of (x) actual contract rate and (y) market rates and pursuant to contracts to be mutually agreed upon by Patriot and the Co-Arrangers.

                 2.    Limitation on Secured Indebtedness
                       ----------------------------------
                       Total Outstanding Secured Indebtedness shall not exceed 35% of Total Value.

              Total Outstanding Secured Indebtedness is defined as total consolidated debt of the Borrower and its consolidated subsidiaries outstanding as of the test date which is secured or collateralized by any asset of the Borrower, its subsidiaries or any Guarantors.

         3.   Limitation on Recourse Secured Indebtedness
              -------------------------------------------
              Recourse Secured Indebtedness shall not exceed the lesser of 10% of Total Value or $250,000,000. Further, in no event shall the Borrower, its subsidiaries or any Guarantor incur Recourse Secured Indebtedness on any asset where the loan to value ratio with respect thereto is 65% of greater based on appraised value.

              Recourse Secured Indebtedness is defined as Total Outstanding Secured Indebtedness, all or a portion of which the Borrower or Guarantor guarantees or for which recourse can be made against the Borrower or Guarantor, other than for customary carve-outs in non-recourse financings.

         4.   Minimum Interest Coverage Ratio
              -------------------------------
              The Borrower shall maintain a quarterly minimum ratio of Adjusted EBITDA to Total Interest Expense of 2.0 to 1 prior to the first anniversary of the Closing Date and 2.25 to 1 thereafter, tested using trailing four quarters results.

              Total Interest Expense is defined as interest expense on Total Outstanding Indebtedness (accrued, paid and capitalized during the relevant period).

              Adjusted EBITDA is defined as total EBITDA of the Borrower less a deduction for FF&E equal to 4% of gross hotel operating revenues.

         5.   Minimum Unsecured Interest Coverage Ratio
              -----------------------------------------
              The Borrower shall maintain a quarterly minimum ratio of the sum of Adjusted Actual NOI from Eligible Properties plus Eligible Service EBITDA to Unsecured Interest Expense of 2.0 to 1 prior to the first anniversary of the Closing Date and 2.25 to 1 thereafter, tested using trailing four quarters results.

                       Adjusted Actual NOI is defined as aggregate net operating income (net of actual management and franchise fees and all other recurring fixed and variable property-specific expenses to the extent not already deducted from NOI) less a deduction for FF&E equal to 4% of gross hotel operating revenues for Eligible Properties.

                       Eligible Service EBITDA is defined as actual EBITDA from management and franchise agreements which are not subject to any liens, collateral assignments, negative pledges or restrictions prohibiting the pledge of revenues therefrom.

                       Unsecured Interest Expense is defined as Total Interest Expenses on all unsecured indebtedness.

                 6.    Minimum Fixed Charge Coverage Ratio
                       -----------------------------------
                       The Borrower shall maintain a quarterly minimum ratio of Adjusted EBITDA to Fixed Charges of 2.0 to 1, tested using trailing four quarters results.

                       Fixed Charges shall be defined as the sum of Total Interest Expense plus scheduled principal amortization (excluding balloon payments due at maturity) on Total Outstanding Indebtedness, plus preferred stock dividends.

                 7.    Minimum Tangible Net Worth
                       --------------------------
                       Tangible Net Worth (as defined by GAAP) shall not be less than the Minimum Tangible Net Worth.

                       Minimum Tangible Net Worth is defined as 85% of the Tangible Net Worth at closing plus 85% of future equity offering proceeds or issuance of stock, stock equivalents or operating partnership units.

                 8.    Maximum Dividend Payout Ratio
                       -----------------------------

                       The Borrower shall not make common and preferred dividend distributions, on a trailing four quarters basis, in excess of the greater of:

                       (i)  90% of Funds From Operations ("FFO") and 100% of
                            Funds Available for Distribution ("FAD"); or
                       (ii) the minimum amount necessary to maintain tax status
                            as a REIT.

                       FFO shall be calculated based on the new NAREIT definition. FAD shall be defined as FFO less a deduction for FF&E equal to 4% of gross hotel operating revenues.

     Certain Other
     Covenants:        Sale Encumbrances or Transfer
                       -----------------------------
                       Prior to any sale, encumbrance or transfer of any property (including any partnership or other ownership interest), the Borrower will notify the Administrative
                       Agent and provide a certification of compliance with all loan covenants on a historical and prospective basis. If a proposed transaction would result in a failure to comply with any loan covenant, proceeds of such transaction must first be applied to reduce outstandings under the Revolving Credit Facility to a level that results in compliance with all loan covenants.

                       Investment Restrictions
                       -----------------------
                       The Borrower and its subsidiaries and affiliates shall be limited to engaging in Hospitality/Leisure-Related Businesses as described above. Investments by the Borrower and the Guarantors in the following, measured as a percentage of Total Value, will be limited as follows:

                                                                   Maximum
                                                                   Percentage of
                                                                   Total Value
                                                                   -----------

                       (a) Joint Ventures                                 15%
                       (b) Mortgage Notes                                7.5%
                       (c) Limited Service or Extended Stay Hotels        15%

          (d) Non-U.S. Hotels                            15%
          (e) Independent Hotels (to be defined)         10%
          (f) Land and New Construction                  15%


      provided, however, that the sum of (d) and (e) shall not exceed 20% of Total Value.

      In addition to the investments permitted above, the Borrower and the Guarantors may make loans to or equity investments in unconsolidated joint ventures ("Unconsolidated Investments") in amounts which in the aggregate do not exceed 10% of Total Value.


      At the request of Borrower and if the following conditions are met:

      (i) the maximum loss of Borrower and the Guarantors is limited to the amount of the Unconsolidated Investment; and


      (ii) any other indebtedness of the unconsolidated joint venture is completely non-recourse to the Borrower of the Guarantors;

      then the Unconsolidated Investment itself and the assets associated therewith shall not be included in the calculation of Total Value, nor shall the indebtedness associated therewith be included in the calculation of Total Outstanding, Indebtedness or Total Outstanding Secured Indebtedness. NOI and/or EBITDA associated with such Unconsolidated Investments shall be excluded from the calculation of Minimum Interest Coverage and Minimum Unsecured Interest Coverage.

      Additional Covenants
      --------------------
      Such additional customary and appropriate negative and affirmative covenants as the Co-Arrangers shall reasonably require including, without limitation, additional covenants regarding: maintenance of REIT status: maintenance of the properties and the FF&E;

                       maintenance of corporate and partnership existence; limitation on changes in operations or control; compliance with laws; payment of taxes, insurance and other obligations, furnishing of financial statements and reports; notices of material changes, defaults and litigation.

Events of Default:  Customary for facilities of the type, including but not limited to the following:

                    . The Revolving Credit Facility will be cross defaulted to any indebtedness of the Borrower, its subsidiaries or any Guarantor in excess of $10,000,000.

                    .  Violation of covenants.

                    .  Change of Control (to be defined).

                    . Monetary default in payment of principal, interest, or other amounts.

                    .  Breaches of representations and warranties.

                    .  Bankruptcy and other events of insolvency.

                    . Aggregate money judgments, not adequately insured, in excess of $3.75 million which remain undischarged, unbonded for a period of 60 days.

                    . In the case of a merger, if the Borrower is not the surviving entity and does not control the Board of Directors.

Financial Reporting,
Representations,
Warranties,
Conditions Precedent,
Covenants:          Customary and appropriate, to be reasonably acceptable to
                    the Co-Arrangers and its counsel and the Borrower and its counsel.

Counsel to
Co-Arrangers:       White & Case.

Governing Law:   New York

                                                                       EXHIBIT B
                                                                       ---------

                                  TERM SHEET
                                      FOR
                                   TERM LOAN

            (All capitalized terms used in this Term Sheet without
                 definition shall have the respective meanings
                  ascribed to them in the Commitment to which
                         this Term Sheet is attached.)


Borrower:     A newly created, bankruptcy remote, single purpose entity
              organized for the purpose of owning the Properties (hereinafter defined) and meeting all applicable Securitization Requirements
              (hereinafter defined) for a Securitization (hereinafter defined) and otherwise reasonably satisfactory to the Lenders (hereinafter defined) in all respects.

Lenders: PaineWebber Real Estate Investments, Inc. ("PWREI") or one of its affiliates, as determined by PWREI (such entity, "PaineWebber"), and The Chase Manhattan Bank ("Chase Bank") or one of its affiliates, as determined by Chase Bank (such entity, "Chase", and, together with PaineWebber, and their respective successors and assigns as holders of the Term Loan, collectively, the "Lenders").

Agents: PaineWebber and Chase shall be co-lead agents for the Term Loan, including the Securitization thereof. PaineWebber shall be on the left in any offering materials relating to a sale of interests in the Term Loan and in any offering of securities in the Securitization. PaineWebber shall be the sole bookrunning manager.

Term Loan:    A term loan in the original principal amount of $500,000,000 (the
              "Term Loan").

Use of
Proceeds:     The proceeds of the Term Loan shall be used (i) to finance a pool of hotel assets that satisfy the credit underwriting parameters for the Term Loan as set forth herein and are otherwise satisfactory to the Lenders (the "Properties") and which Properties shall be mutually agreed upon by the parties not later than the 15th day following the date of the

                 Commitment (subject to the Section of this Term Sheet entitled "Credit Underwriting"), and (ii) to pay certain costs and expenses incurred in connection with such financing as approved by the Lenders.

Maturity:        The Term Loan will mature on the interest payment date
                 immediately following the date which is 60 months following the funding date of the Term Loan.

Availability:    The commitment of each Lender to make its pro rata portion of the Term Loan available to the Borrower will terminate if the Term Loan has not been funded by December 7, 1997.

Funding: Subject to the satisfaction of all conditions set forth in the Commitment, this Term Sheet and the documentation for the Term Loan, including, without limitation, (i) the closing and initial funding of the Revolving Credit Facility, (ii) the closing of the business combination of Patriot and its affiliates with the California Jockey Club, Bay Meadows Operating Company and their respective affiliates resulting in a paired REIT structure substantially on the basis described to and approved by the Lenders prior to the initial funding of the Term Loan, (iii) verification by the Lenders in their sole discretion that the loan-to-value ratio of the Properties after giving effect to the funding of the Term Loan will not be greater than 70%, based upon the 1996 actual EBITDA for the Properties (net of 3% management and 7% franchise and marketing fees), adjusted for a 5.0% reserve for FF&E and then capitalized at a rate equal to 11.0% per annum and (iv) verification by the Lenders in their sole discretion that the debt service coverage ratio of the Properties after giving effect to the funding of the Term Loan will not be less than 1.35x, based upon the 1996 actual EBITDA for the Properties (net of 3% management and 7% franchise and marketing fees), adjusted for a 5.0% reserve for FF&E, utilizing an assumed debt constant of 11.0%. The Term Loan will be advanced on one funding date.

Amortization:    The Term Loan will amortize monthly in accordance with a
                 25-year amortization schedule.

Interest Rate:   The Term Loan will bear interest at a rate per annum equal to one-month LIBOR plus 1.75%. Interest will be payable monthly in arrears and will be calculated on an actual/360 day basis.

Interest Rate
protection:      The Borrower will be required to procure interest rate
                 protection from a provider rated not less than A2 by Moody's and A by Standard & Poors (or, if a Securitization of the Term
                 Loan is implemented, rated by such rating agencies at levels not less than one level below the rating of the highest rated debt securities in the Securitization), which caps its exposure to increases in LIBOR to a level where one-month LIBOR plus the weighted average spread applicable to all portions of the Term
                 Loan and amortization do not exceed 10.48%, pursuant to documentation reasonably satisfactory to the Lenders.

Collateral:      The collateral securing the Term Loan shall include the
                 following (collectively, the "Collateral"):

                 (i) first priority mortgages and assignments of leases and rents in respect of the Properties;

                 (ii) assignments of the Borrower's, and to the extent assignable, the relevant lessees', interest in all maintenance and service contracts relating to the Properties and all licenses and permits relating to the Properties (to the extent assignable), and assignments and subordinations of all franchise agreements and management agreements relating to the Properties with affiliates of the Borrower and to the extent possible with unaffiliated franchisors or managers, failing which the Borrower shall deliver comfort letters from such unaffiliated franchisors and managers meeting rating agency requirements and otherwise reasonably satisfactory to the Lenders;

                 (iii) subject to Securitization Requirements, mortgagee title insurance policies and surveys reasonably satisfactory to the Lenders relating to the Properties with endorsements (including, if available, tie-in and cluster endorsements), sublimits and coverage limitations reasonably determined by the Lenders;

                 (iv) casualty and liability insurance reasonably satisfactory to the Lenders and meeting all applicable Securitization Requirements, naming the Lenders as additional insureds;

                 (v) first priority security interests in all personal property (including FF&E) relating to the Properties, subject to the rights of unaffiliated lessees and property managers;

                 (vi) first priority security interests in the interest rate protection procured by the Borrower pursuant hereto; and

                 (vii) the Cash Collateral Account (hereinafter defined).

Cross-Default:   The Term Loan will be cross-defaulted to the Revolving Credit
                 Facility; provided, that the election of the Lenders in their sole discretion, such cross-default may be deleted from the documentation for the Term Loan at any time.

Non-Recourse:    The Term Loan will be a non-recourse obligation of the
                 Borrower, except for carve-outs customary for real estate secured financings of this type, including without limitation, fraud, misapplication of proceeds, illegal acts and environmental matters.

Financial
Reporting,
Representations,
Warranties,
Conditions
Precedent and
Covenants:       As specified herein and in the Commitment, and otherwise as are customary for real estate secured financings of this type and reasonably acceptable to the Lenders and the Borrower.

Change of
Control: Permitted on the same terms and conditions currently contained in the Original Facility (modified to reflect the paired share structure); provided that if a Securitization of the Term Loan is implemented, the change in control restrictions shall be modified to reflect the then-current Securitization Requirements.

Escrows and
Reserves:        The Borrower will be required to escrow amounts for debt
                 service payments on the Term Loan (in an amount equal to one month of debt service, assuming an interest rate of 10.48% were applicable to the Term Loan), and (i) if a Securitization of the Term Loan is implemented, other reserves for taxes, insurance premiums, capital expenditures, FF&E and engineering/structural and environmental remediation, based on independent third party reports where appropriate, and to avoid any deterioration in subordination levels in the Securitization, or (ii) if a Securitization of the Term Loan is not implemented and if reasonably required by the Lenders, (a) an FF&E reserve equal to up to 4% of projected hotel operating revenues, (b) reserves for capital expenditures, (c) reserves for correction of deferred maintenance and (d) reserves for completion of required environmental remediation. Such escrows shall be collaterally assigned to secure the Term Loan.

Cash Collateral
Account:      Cash Collateral Account. As collateral security for the Term Loan,
              -----------------------
              the Borrower will be required to establish a cash collateral account (the "Cash Collateral Account") under the sole dominion and control of the Lenders into which will be deposited (subject to the rights of unaffiliated lessors and managers, to the extent applicable) (i) all income, revenues and fees payable to the Borrower and/or its affiliates in respect of the Properties (the "Income"), (ii) all proceeds (net of reasonable and customary fees and expenses payable to third parties and affiliates of the Borrower, provided that any such fees and expenses payable to affiliates of the Borrower shall not exceed those which would be payable to a third party in an arm's length transaction) of the sale or refinancing (a "Capital Event") of any Property which are to be received by Patriot or any of its affiliates, including, without limitation, the Borrower ("Capital Event Proceeds"), and
              (iii) all insurance proceeds and condemnation awards (net of reasonable and customary costs of collection) relating to a casualty at, or condemnation of, any Property which are to be received by Patriot or any of its affiliates, including, without limitation, the Borrower ("Loss Proceeds").

              The funds in the Cash Collateral Account shall be released to the Borrower, provided that if either (x) an Event of Default occurs, or (y) the actual debt service coverage ratio of the Properties for any trailing 12 month period is less than 1.35%, the Income on deposit from time to time in the Cash Collateral Account will thereafter be applied as follows:

              first, the Income will be applied to the payment of interest and
              -----
              amortization due in respect of the Term Loan;

              second, the Income will be applied to the funding of any required
              ------
              reserves for real estate taxes and/or insurance premiums relating to the Properties:

                 third, the Borrower will be entitled to requisition on a
                 -----
                 monthly basis portions of the Income to pay approved operating expenses relating to the Properties, such requisitions to be made based upon annual budgets for such Properties which have been approved by the Lenders;

                 fourth, the Income will be applied to the funding of any
                 ------
                 required reserves with respect to the Properties pursuant to the Section of this Term Sheet entitled "Escrows and Reserves" (other than those described in paragraph "second" above); and

                 fifth, the balance of the Income remaining after application
                 -----
                 pursuant to paragraphs "first" through "fourth" above, if any, shall be released to the Borrower.

                 The Capital Event Proceeds on deposit in the Cash Collateral Account shall be applied in the manner provided in the Section of this Term Sheet entitled "Prepayments".

                 If Loss Proceeds are deposited in the Cash Collateral Account as hereinabove provided and if the Borrower is permitted or required to restore the affected Property pursuant to the documentation for the Term Loan, such Loss Proceeds shall be disbursed to the Borrower, from time to time, for application to the costs of restoration of such property or improvement to such Property as approved by the Lenders, and any balance of such Loss Proceeds remaining after completion of such application shall be applied in the manner provided in the Section of this Term Sheet entitled "Prepayments". In addition, the Loss Proceeds on deposit in the Cash Collateral Account which are not to be applied to the restoration or improvement of the affected Property as provided in the preceding sentence shall be applied in the manner provided in the Section of this Term Sheet entitled "Prepayments". There shall be no prepayment penalty applicable to prepayments made in connection with a casualty or condemnation unless otherwise required in connection with a casualty or condemnation affecting substantially all of a Property in order to comply with Securitization Requirements in connection with the Securitization.

                 Upon the occurrence and during the continuance of a default, the Lender shall have no obligation to make disbursements to the Borrower from Cash Collateral Account and shall have all rights and remedies afforded to a secured creditor at law or in equity in respect of the Cash Collateral Account and the amounts on deposit therein.

Prepayment:        Voluntary Prepayments.  Voluntary prepayments will not be
                   ---------------------
                   permitted in respect of the Term Loan during the first 21 months of its term (the "Lock-Out Period"); provided, that if the Lenders notify the Borrower in writing that they do not intend to effect a Securitization, then from and after the Lenders' delivery of such notice and their receipt of the fees payable pursuant to paragraph (ii)(y) of the Fee Letter, the Lock-Out Period will no longer be effective. Following expiration of the Lock-Out Period (if applicable) and subject to the paragraph contained in this Section entitled
                   "Prepayment Requirements", the Term Loan may be voluntarily prepaid, in whole or in part, on any interest payment date, upon not less than 15 days prior written notice to the Lenders.

                   Capital Events.  The Borrower shall not be permitted to sell
                   --------------
                   or refinance any of the Properties or any interest therein during the Lock-Out Period. If a Capital Event occurs in respect of a Property, the Borrowers shall comply with the provisions of this Term Sheet entitled "Release of Prospectus".

                   Casualty and Condemnation: In the event of a casualty or
                   -------------------------
                   condemnation in respect of a Property (whether occurring before or after expiration of the Lock-Out Period, if applicable) and if the Borrower is not permitted or required to restore the affected Property pursuant to the terms of the documents for the Term Loan (any such casualty or condemnation, a "Major Loss"), the Loss Proceeds relating to such Major Loss shall be applied to the mandatory prepayment of the Term Loan. The Borrower's obligations in connection with the occurrence of a casualty or condemnation in respect of a Property shall satisfy all applicable Securitization Requirements in the event of a Securitization.

                   Prepayment Requirements.  Any prepayment of the Term Loan,
                   -----------------------
                   whether voluntary or mandatory, shall be made on an interest payment date and shall be accompanied by all interest and amortization then due in respect of the Term Loan and, if such prepayment is made during months 22 through 33, inclusive, of the Term Loan, a prepayment premium equal to 0.5% of the principal amount of the Term Loan being prepaid; provided, that if the Lenders notify the Borrower in writing that they do not intend to effect a Securitization, then from and after the Lenders' delivery of such notice and their receipt of the fees payable pursuant to paragraph (ii)(y) of the Fee Letter, such prepayment premium will no longer be effective.

Release of
Properties:      The Borrower will not be permitted to sell or refinance any of the Properties during the Lock-Out Period, if applicable.
                 Provided that no default then exists under the Term Loan, the Borrower will have the right, on any interest payment date
                 (following expiration of the Lock-out Period, if applicable) in connection with a sale or refinancing of a Property, to obtain a release of such Property (in whole but not in part) from the liens of the mortgage and other security documents thereon, provided that at the time of such release certain conditions to be specified in the documents for the Term Loan are satisfied, including, without limitation, (i) prepayment of the Term Loan in an amount equal to 125% of the portion of the Term Loan allocated by the Lenders to such Property and (ii) maintenance of a portfolio debt service coverage ratio at levels consistent with the greater of (x) the debt service coverage ratio existing on the funding date of the Term Loan and (y) the debt service coverage ratio existing immediately prior to such release, in either case, assuming a fixed constant of 10.48%.
                 The allocation of the Term Loan among the Properties shall be determined by the Lenders upon completion of their due diligence and underwriting review and shall be set forth in the documentation for the Term Loan.

                 In addition to the foregoing, in the event of a Major Loss (whether occurring before or after expiration of the Lock-out Period, if applicable), the Borrower shall have the right to obtain a release of the affected Property (in whole but not in part) from the liens of the mortgage and other security documents thereon, provided that at the time of such release the Borrower complies with the conditions for release of a Property specified in subparagraph (ii) of the preceding paragraph.

Substitution
of Properties:   Subject to the maintenance of portfolio level debt service coverage and loan-to-value ratios at the levels existing
                 immediately prior to the substitution, the Borrower will be permitted to release and substitute up to a limited amount of
                 Properties within the pool, provided that the Borrower: (i) is not then in default; (ii) substitutes the released Properties with Properties that are of equal or greater value and meet other criteria (e.g., satisfactory environmental and
                                 ----
                 engineering reports) acceptable to the Lenders and, if a Securitization is effected, the rating agencies involved in the Securitization; and (iii) if a Securitization is effected, provides reaffirmation of then-current ratings from the Rating
                 Agencies involved in the Securitization.



Trustee and
Servicer:        If a Securitization is effected as contemplated herein and in the Commitment, a trustee and a servicer acceptable to the Rating Agencies will be designated by the Lenders and the Borrower. The trustee will administer the terms of a Trust
                 Agreement and a Pooling & Servicing Agreement for the benefit of the certificateholders. The servicer will service the Term
                 Loan and will make certain advances in the event of a default by the Borrower. The Lenders will be responsible for the fees and expenses of the trustee and the servicer.

Additional
Financing:       No additional indebtedness may be incurred by the Borrower prior to satisfaction in full of all obligations in respect of the Term Loan.


Assignments:     The Borrower may not assign its rights or obligations in
                 respect of the Term Loan without the prior written consent of the holder of the Term Loan.

Securitization
Transaction:     The Lenders may elect to effect a Securitization of the Term
                 Loan, and Patriot, the Borrower and their respective partners and affiliates shall, prior to and from and after the closing of the Term Loan, cooperate in good faith with the Lenders to effect a Securitization of the Term Loan, and Patriot, the Borrower and their respective general partner(s) or officers, as applicable, shall execute and deliver all documentation and take all action deemed necessary or desirable by the Lenders
                 (including, without limitation, the execution and delivery of amendments to all or any of the documents for the Term Loan and/or the restatement of all or any of the documents for the Term Loan) for the implementation of any such Securitization and the issuance and registration of securities in connection therewith pursuant to the Securities Act of 1933 (such transactions being herein referred to as the "Securitization";
                 if being understood and agreed that the Lenders intend to effect a Securitization wherein (i) the debt securities having the highest rating are rated not less than AA (or equivalent) by the Rating

                 Agencies, (ii) the debt securities having the lowest rating may be unrated, and (iii) there may be a preferred equity and/or subordinate debt component, at the Lenders' discretion (and Patriot, the Borrower and Patriot's other affiliates will take (or refrain from taking, as the case may be) all actions necessary to avoid any deterioration in the subordination levels in the Securitization); and (x) all references in this Term Sheet to "Securitization Requirements" shall be deemed to refer to those requirements that the Lenders determine will result in the foregoing ratings being attributed to the debt securities in the Securitization and (y) all references in this Term Sheet to "Rating Agencies" shall be deemed to refer to one or more of Moody's Investors Service, Standard & Poors, Duff & Phelps and Fitch Investors Service, as determined by the Lenders in their sole discretion), including, without limitation, in connection with the preparation, completion, execution and delivery (including as issuer and/or registrant, if applicable) of all necessary registration statements, prospectuses and/or private placement memoranda and the implementation of all Securitization Requirements in connection with the Securitization, so long as the implementation of such Securitization Requirements and/or any amendments to the documents for the Term Loan and/or any such documentation executed and delivered in connection with the Securitization shall not (except as otherwise provided in this Term Sheet) (x) materially diminish the rights of the Borrower, (y) materially increase the Borrower's costs or obligations or (z) change or affect in a manner adverse to the Borrower (i) the interest rates applicable to the Term Loan, (ii) the stated maturity of the Term Loan, (iii) the amortization applicable to the Term Loan, (iv) fees owed in connection with the Term Loan, (v) the collateral security requirements in this Term Sheet, (vi) prepayment requirements for the Term Loan, (vii) the priority of application of funds on deposit in any cash collateral accounts required in this Term Sheet and (viii) financial covenants set forth in this Term Sheet.

                 Patriot agrees to coordinate any other financings (which for purposes of this paragraph shall not include equity offerings or purchase money mortgage financings) by it or any of its subsidiaries or affiliates with the Securitization of the Term Loan and (i) with respect to the investment grade bonds, to refrain from any such financings for a period of three weeks commencing when the Lenders provide the Borrower prior written notice of their intention to commence Securitization efforts, and (ii) with respect to the junior bonds, to refrain from any such financings with customary purchasers of junior bonds for a period of eight weeks commencing when the Lenders provide the Borrower prior written notice of their intention to commence Securitization efforts. The restrictions set forth in this paragraph shall not be applicable if the Lenders have not notified the Borrower in writing of their intention to commence Securitization by March 31, 1998.

              Patriot, the Borrower and their respective partners, officers and affiliates shall have a reasonable right of approval with respect to the accuracy of factual statements and/or the materiality of factual omissions contained in any registration statement, prospectus or private placement memorandum filed in connection with the Securitization or any syndication of the Term Loan.

Credit
Underwriting: Each Lender shall approve in its sole discretion (and it, its counsel and other experts shall be afforded sufficient time and information to review) all matters which it considers relevant to the transactions contemplated hereby, including, without limitation, the organizational documents and financial statements of Patriot, the Borrower, any other relevant affiliates of Patriot and the Collateral and all title matters and other diligence relating to the Properties, including, without limitation, insurance policies, environmental and engineering reports, leases, management agreements and other property-related documents, appraisal reports, site inspections and NOI audits. The Lenders will use reasonable efforts to use information heretofore provided to them by Patriot in connection with their due diligence review, to the extent the Lenders reasonably determine that such information is satisfactory for their purposes; provided, that the Borrower shall provide to the Lenders current financial statements for the Borrower and the Properties, as well as third-party reports (or updates of existing third-party reports) dated not more than one year prior to the Securitization of the Term Loan. The funding of the Term Loan is contingent upon and subject to (i) each Lender's complete satisfaction, in its sole discretion, with the results of its due diligence review and the credit worthiness of the Term Loan, and (ii) neither Lender discovering any information, whether as a result of its due diligence review or otherwise, which it reasonably believes has, or could have, a material adverse effect on Patriot, the Borrower or any other relevant affiliates of Patriot taken as a whole.

                 the Collateral or any of the transactions contemplated in this Term Sheet.

Documentation:   All documentation required by this Term Sheet or otherwise deemed necessary or desirable by the Lenders in connection with the Term Loan, including, without limitation, opinions of legal counsel in all relevant jurisdictions and financial reporting documentation, shall be duly executed, delivered and/or procured, as applicable, and shall, in each instance, be mutually acceptable in form and substance to the Lenders, Patriot and the Borrower.

No Joint
Venture: Nothing contained herein: (i) will constitute the Lenders or any of their affiliates or Patriot or any of its affiliates as members of any partnership, joint venture, association or other separate entity; (ii) will be construed to impose any liability as such on the Lenders, or (iii) will constitute a general or limited agency or be deemed to confer on either party hereto any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

Governing
Law and
Forum:           New York.